Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-268454) of China Natural Resources, Inc., and
(2)	Registration Statement (Form S-8 No. 333-266219) of China Natural Resources, Inc. pertaining to the 2014 Equity Compensation Plan of China Natural Resources, Inc.;

of our report dated April 30, 2024, with respect to the consolidated financial statements of China Natural Resources, Inc. included in this Annual Report (Form 20-F) of China Natural Resources, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 30, 2024